Exhibit 10.256

TENTH AMENDMENT TO LEASE AMENDMENT

THIS TENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into this              day of September, 2007, by and between Greenway Office Center L.L.C. (the “Landlord”) and PPD Developments, LLP (the “Tenant”).

RECITALS:

WHEREAS, Tenant, through PPD Development, LLC (Tenant’s predecessor in interest) and Landlord entered into a Lease dated April 30, 2001, as amended on August 15, 2001, August 25, 2003, March 22, 2004, May 17, 2004, December 5, 2004, June 30, 2005, July 29, 2005, March 1, 2006, and August 31, 2007 with respect to certain space located at 8551 Research Way, Middleton, Wisconsin (the Lease, as so amended and as amended by this Amendment is referred to as the “Lease”) in a building known as the Greenway Research Center (“Building”); and

THEREFORE, for good valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant agree as follows:

1.	Tenant shall have the right to expand Existing Premises by leasing Suite 170 in the Building, which consists of 2,777 Rentable Square Footage (the “Suite 170 Expansion”).

2.	The following shall be added to the end of Section 1.10 of the Lease: “ Starting November 1, 2007, Tenant shall pay rent for the Suite 170 Expansion space as follows:

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
11/1/2007 to 2/28/2008	$14.31	$3,311.57
3/1 /2008 to 2/28/2009	$14.74	$3,410.92
3/1 /2009 to 2/28/2010	$15.18	$3,513.25
3/1 /2010 to 2/28/2011	$15.64	$3,618.64
3/1 /2011 to 2/28/2012	$16.11	$3,727.20
3/1 /2012 to 2/28/2013	$16.59	$3,839.02
3/1 /2013 to 2/28/2014	$17.09	$3,954.19
3/1 /2014 to 2/28/2015	$17.60	$4,072.82
3/1 /2015 to 2/28/2016	$18.13	$4,195.00
3/1/2016 to 11/30/2016	$18.67	$4,320.85

3.	Landlord shall deliver the space in “as is” condition.

4.	The following language shall be added to the end of Section 2.4 of the Lease: “Landlord will provide Tenant with a Tenant Improvement Allowance for Suite 170 that is equal to Ten and 0/100 Dollars ($10.00) per Rentable Square Foot.”

5.	Except as specifically amended herein, the Lease is hereby ratified and affirmed and shall remain in full force and effect. Each party acknowledges that the other party is not in default under this Lease nor does either party know of any circumstances that, with the giving of notice, would result in the other party being in default under this Lease. The Lease, as herein amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date it is executed by both of the parties.

TENANT:		LANDLORD:

PPD Developments, LLP		Greenway Office Center L.L.C.

By:	PPD GP, LLC, Its General Partner	By:	T. Wall Properties Management Corp.,
Its Property Manager

By:	/s/ William J. Sharbaugh	By:	/s/ John Kothe
Name:	William J. Sharbaugh		John Kothe, Vice President of Operations
Title:	Chief Operating Officer

Date:	September 17, 2007	Date:	September 25, 2007

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